Exhibit 99.1

Tier Technologies, Inc.

10780 Parkridge Blvd., Suite 400

Reston, VA 20191

CONTACT:

Matt Brusch, Director of Communications

mbrusch@tier.com

(571) 382-1048

Tier Technologies Files Fiscal 2006 Third Quarter Form 10-Q

RESTON, Va., November 22, 2006 – Tier Technologies, Inc. (OTC: TIER), today announced that it has filed its Quarterly Report on Form 10-Q for the fiscal year 2006 third quarter ended June 30, 2006.

On December 14, 2005, Tier announced the delay in filing its fiscal year 2005 Form 10-K, and the expected restatement of its financial results for the fiscal years ended September 30, 2002, 2003 and 2004 and for the associated fiscal quarters as needed. Subsequently, Tier did not file timely reports on Form 10-Q for the quarters ended December 31, 2005, March 31, 2006 and June 30, 2006.

Tier filed its amended fiscal year 2004 Form 10-K/A on October 25, 2006, its fiscal year 2005 Form 10-K on October 27, 2006, its fiscal year 2006 first quarter Form 10-Q/A on November 13, 2006, and its fiscal year 2006 second quarter Form 10-Q on November 14, 2006.

Net revenues for the fiscal year 2006 third quarter were $56.3 million, an increase of 14% as compared to net revenues of $49.3 million for the restated fiscal year 2005 third quarter.

Net loss per diluted share was $(0.08) for the fiscal year 2006 third quarter, as compared to net income per diluted share of $0.08 for the restated fiscal year 2005 third quarter. Significant items impacting the net loss in the fiscal year 2006 third quarter were $3.3 million in costs associated with Tier’s financial restatements; $1.0 million of severance expenses associated with the separation of our former CEO; $0.2 million of stock-based compensation expenses resulting from the implementation of SFAS 123R; and a $1.1 million reduction to the forward loss accrual for a contract, which partially offset the net loss.

Cash, cash equivalents and investments on June 30, 2006 totaled $65.7 million, representing an increase of approximately $1.4 million as compared to $64.3 million on September 30, 2005. The Company has no short-term or long-term debt.

Tier expects to timely file its fiscal year 2006 Form 10-K and will announce an investor conference call at that time to discuss its fiscal year 2006 and historical financial results.

At the appropriate time, Tier expects to file an application seeking to relist its common stock on the Nasdaq Stock Market.

About Tier

Tier Technologies, Inc. offers a diversified array of innovative business and financial transaction processing solutions. Headquartered in Reston, Virginia, Tier’s clients include more than 2,200 federal, state, and local governments, educational institutions, utilities and commercial clients in the U.S. and abroad. Tier provides information technology solutions and, through its Official Payments Corp. subsidiary, delivers payment processing solutions for a wide range of markets. From designing, installing and maintaining cutting-edge public sector software systems, to delivering fast, secure and convenient financial transaction processing solutions, Tier provides integrated information solutions that solve problems while balancing innovation with practicality. For more information, see www.tier.com and www.officialpayments.com.

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Tier undertakes no obligation to update any such forward-looking statements. Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: the impact of the Company’s restatement process on its financial results; uncertainties surrounding the restatement process, including the predictions for timing of filing; the impact of governmental investigations; risks that the Company’s independent auditors might have audit adjustments that result in additional delay; and risks that the Company’s inability to complete the restatement of its financial statements will impact operations. For a discussion of the factors which may cause our actual events or results to differ from those projected, please refer to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 filed today with the SEC.

(Financial tables follow)

TIER TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands)	June 30, 2006	September 30, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,621	$27,843
Investments in marketable securities	44,100	36,493
Accounts receivable, net	14,586	19,449
Unbilled receivables	2,550	3,094
Prepaid expenses and other current assets	2,899	3,680

Total current assets	85,756	90,559
Property, equipment and software, net	13,515	13,501
Long-term accounts receivable	1,191	1,560
Goodwill	37,567	37,567
Other intangible assets, net	22,946	26,147
Restricted investments	5,078	3,335
Investment in unconsolidated affiliate	4,107	3,590
Other assets	3,609	483

Total assets	$173,769	$176,742

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,198	$1,902
Income taxes payable	6,900	7,113
Accrued compensation liabilities	5,675	5,139
Accrued subcontractor expense	2,309	3,226
Other accrued liabilities	12,513	7,738
Deferred income	5,045	7,795
Other current liabilities	63	98
Total current liabilities	33,703	33,011
Other liabilities	2,014	2,192

Total liabilities	35,717	35,203

Shareholders’ equity:
Preferred stock, no par value, authorized shares: 4,579:
no shares issued or outstanding	—	—
Common stock and paid-in-capital—Shares authorized: 44,260; shares issued: 20,383 and 20,374; shares outstanding: 19,499 and 19,490	183,464	182,066
Treasury stock—at cost, 884 shares	(8,684)	(8,684)
Notes receivable from related parties	(4,204)	(3,998)
Accumulated other comprehensive loss	(11)	(111)
Accumulated deficit	(32,513)	(27,734)

Total shareholders’ equity	138,052	141,539

Total liabilities and shareholders’ equity	$173,769	$176,742

TIER TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
		2005		2005
(in thousands, except per share data)	2006	(As restated)	2006	(As restated)

Revenues	$56,269	$49,331	$133,625	$116,487

Costs and expenses:
Direct costs	42,033	35,505	100,625	80,315
General and administrative	11,748	7,209	27,530	20,390
Selling and marketing	3,623	3,161	8,943	8,518
Depreciation and amortization	1,306	1,502	3,950	4,618

Total costs and expenses	58,710	47,377	141,048	113,841

(Loss) income before other income (loss) and income taxes	(2,441)	1,954	(7,423)	2,646

Other income (loss):
Equity in net income (loss) of unconsolidated affiliate	35	(138)	556	(380)
Realized loss on impairment of investments	—	(494)	—	(494)
Net interest income	859	382	2,133	1,056

Total other income (loss)	894	(250)	2,689	182

(Loss) income before income taxes	(1,547)	1,704	(4,734)	2,828
Income tax provision	40	203	45	242

Net (loss) income	$(1,587)	$1,501	$(4,779)	$2,586

Basic and diluted (loss) earnings per share	$(0.08)	$0.08	$(0.25)	$0.13

Weighted-average common shares used in computing:
Basic (loss) earnings per share	19,499	19,477	19,494	19,463
Diluted (loss) earnings per share	19,499	19,578	19,494	19,580

TIER TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine months ended
	June 30,
		2005
(in thousands)	2006	(As restated)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income:	$(4,779)	$2,586

Non-cash items included in net (loss) income:
Depreciation and amortization	6,725	6,467
Realized loss on impairment of investments	—	494
Loss on retirement of equipment and software	283	—
Provision for doubtful accounts	957	297
Equity in (income) loss of unconsolidated affiliate	(556)	380
Accrued forward loss on contract	1,478	(188)
Share-based compensation	1,123	—

Net effect of changes in assets and liabilities:
Accounts receivable	4,819	(3,868)
Prepaid expenses and other assets	(2,345)	(1,813)
Accounts payable and accrued liabilities	1,996	1,430
Income taxes payable	(213)	50
Deferred income	(2,750)	(294)
Cash provided by operating activities	6,738	5,541

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(45,950)	(31,671)
Sales and maturities of marketable securities	37,164	34,001
Purchases of restricted investments	(3,878)	(780)
Maturities of restricted investments	3,367	—
Purchase of equipment and software	(3,688)	(9,005)
Investment in subsidiaries and unconsolidated affiliate	—	(4,102)
Other investing activities	—	(37)

Cash used in investing activities	(12,985)	(11,594)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	69	295
Capital lease obligations and other financing arrangements	(80)	(64)

Cash (used in) provided by financing activities	(11)	231
Effect of exchange rate changes on cash	36	30

Net decrease in cash and cash equivalents	(6,222)	(5,792)
Cash and cash equivalents at beginning of period	27,843	28,495

Cash and cash equivalents at end of period	$21,621	$22,703

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest	$13	$43
Income taxes paid (refunded), net	$189	$(41)
SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS:
Equipment acquired under capital lease obligations and other financing arrangements	$64	$40
Common stock issued in lieu of acquisition cost for investment	$—	$79
Interest accrued on shareholder notes	$206	$212